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                                                                      Exhibit 21

                   SUBSIDIARIES OF TIE/COMMUNICATIONS, INC.

                                                          STATE/COUNTRY
        NAME OF CORPORATION                               OF CORPORATION
        -------------------                               --------------
Chatlos Systems, Inc.                                     New Jersey

TIE International, Inc.                                   Delaware

TIE National Leasing Corporation                          New York

TIE Service, Inc.                                         California

TIE Systems, Inc.                                         Delaware

TIE Systems, Inc., Central Valley                         California

TIE Systems, Inc. Illinois                                Colorado

TIE Systems, Inc. Minnesota                               Minnesota

TIE Systems, Inc. Mississippi Valley                      Iowa

TIE Systems, Inc. Northern California                     California

TIE Systems, Inc. New England                             Massachusetts
(90% owned by TIE)

TIE Systems, Inc. New York                                Connecticut

TIE Systems, Inc. Southeast Florida                       Florida

TIE Systems, Inc. Southern California                     California

TIE/telecommunications Canada Limited                     Canada

TIE Telecommunications Hong Kong Limited                  Hong Kong

TIE/communications Canada Inc.                            Canada
(wholly-owned by TIE/telecommunications Canada Limited)
